Exhibit (c) 2

GPU News Release
August 31, 2001


                      NJ ADMINISTRATIVE LAW JUDGE FORWARDS
                     RECOMMENDATION IN GPU MERGER PROCEEDING


Morristown,  NJ - GPU, Inc.  announced today that the  administrative  law judge
(ALJ) hearing the case for the New Jersey Board of Public Utilities (BPU) has approved the Stipulation of Settlement (Settlement) reached by major parties in the merger proceeding. The Settlement addresses New Jersey regulatory conditions for consummating GPU's proposed merger with FirstEnergy Corp. of Akron, Ohio. The ALJ issued and has filed with the BPU for its consideration his recommended decision, finding the Settlement to be in the public interest. The BPU may adopt, reject or modify the ALJ's decision.

GPU, Inc., headquartered in Morristown, NJ, is a registered public utility holding company providing utility and utility-related services to customers throughout the world. GPU serves 4.6 million customers directly through its electric companies -- GPU Energy in the US, GPU Power UK in England, and Emdersa in Argentina. It serves an additional 1.4 million customers indirectly through GPU GasNet, its gas transmission subsidiary in Australia. The company's independent power project business units own interests in and operate seven projects in five countries. GPU's 2000 revenues were $5.2 billion and its total assets were more than $19 billion. GPU's other subsidiaries include MYR Group Inc., GPU Advanced Resources, Inc., GPU Nuclear, Inc., GPU Service, Inc. GPU Telcom Services, Inc. and GPU Diversified Holdings LLC. (http://www.gpu.com)




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